EXHIBIT 16.1

               [Letterhead of Ernst & Young, LLP]

December 22, 2003

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C. 20549

Gentlemen:

We  have  read Item 4 of the Form 8-K dated December
22, 2003  of AMASYS  Corporation  and  are in
agreement  with  the  statements contained in the
first sentence of paragraph 1 and the first  two
sentences in paragraph 2, and the statements in
paragraphs 3  and 4.   We  have no basis to agree or
disagree with other statements of the Registrant contained therein.



/s/ Ernst & Young, LLP